Waterside Capital Corporation Announces Appointment of SBA as Receiver

VIRGINIA BEACH, Va., June 2, 2014 /PRNewswire/ -- As previously disclosed, Waterside Capital Corporation (OTC: WSCC) (the "Company"), a Small Business Investment Company, is a party to a Loan Agreement (the "Loan Agreement") with the United States Small Business Administration (the "SBA"). Under the terms of the Loan Agreement, the Company's then existing debentures were repurchased effective September 1, 2010 by the SBA and a new debt instrument was put into place. The Company's debt to the SBA matured March 31, 2013.

As disclosed in the Company's Form 8-K filed with the U. S. Securities and Exchange Commission (the "SEC") on November 29, 2013 (the "Form 8-K"), the SBA filed a complaint in the United States District Court for the Eastern District of Virginia (the "Court") on November 20, 2013 seeking, among other things, receivership for the Company and a judgment in the amount outstanding under the Loan Agreement plus continuing interest (the "Complaint").

On May 28, 2014, with the Company's consent, the Court entered a Consent Order and Judgment Dismissing Counterclaim, Appointing Receiver, Granting Permanent Injunctive Relief and Granting Money Judgment against the Company (the "Order"). The Order appointed the SBA receiver of the Company for the purpose of marshaling and liquidating in an orderly manner all of the Company's assets and entered judgment in favor of the United States of America, on behalf of the SBA, against the Company in the amount of $11,770,722.31. Such amount represents $11,700,000 in principal and $70,722.31 in accrued interest under the Loan Agreement.

The Court assumed jurisdiction over the Company and the SBA was appointed receiver effective May 28, 2014.

About Waterside Capital Corporation

Waterside Capital Corporation is a Small Business Investment Company (SBIC) headquartered in Virginia Beach, Virginia with a portfolio with a cost basis of approximately $10 million of loans and investments in 9 companies located primarily in the Mid-Atlantic region. Visit Waterside's web site at www.watersidecapital.com.

CONTACT: Charles P. Fulford, Principal Agent for Receiver, (804) 438-5424, Charles.fulford@verizon.net

Case 2:13-cv-00653-MSD-LRL Document 23 Filed 05/28/14 Page 1 of 8 PageID# 139

UNITED STATES OF AMERICA,

Plaintiff,

v. CIVIL ACTION NO.: 2:13-cv-00653-MSD-LRL

WATERSIDE CAPITAL
CORPORATION,

Defendant.

The United States of America (the "United States"), acting on behalf of the United States Small Business Administration ("SBA"), commenced this matter by the filing a Complaint for Receivership Under 15 U.S.C. § 687c, Permanent Injunctive Relief and Money Judgment (the "Complaint"). On January 27, 2014, Waterside Capital Corporation ("Waterside") filed an Answer and Counterclaim.

SBA licensed and regulated Waterside as a Small Business Investment Company ("SBIC") under the Small Business Investment Act of 1958, as amended, 15 U.S.C. § 661, *et seq*. (the "Act"). Waterside is subject to regulations governing SBICs, which are codified at Title 13 of the Code of Federal Regulations, Part 107 (the "Regulations"). Pursuant to a Stipulation for Entry of Consent Order and Judgment Dismissing Counterclaim, Appointing Receiver, Granting Permanent Injunctive Relief and Granting Money Judgment dated May 27, 2014 ("Stipulation"), the parties have requested the Court to enter this Consent Order and Judgment ("Order"). Accordingly, it is hereby ORDERED, ADJUDGED AND DECREED THAT:

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1. Pursuant to 15 U.S.C. §687c, this Court takes exclusive jurisdiction of Waterside and all of its assets and property, of whatever kind and wherever located, and the SBA is hereby appointed receiver ("the Receiver") of Waterside to serve without bond until further order of this Court. The Receiver is appointed for the purpose of marshaling and liquidating in an orderly manner all of Waterside's assets and satisfying the claims of creditors in the order of priority as determined by this Court. This case shall remain open during the period of receivership.

2. The Receiver shall have all powers, authorities, rights, and privileges previously possessed by the officers, directors, investment advisors, and other agents of Waterside under applicable state and federal law and the corporate governance documents of said corporation, in addition to all powers and authority of a receiver at equity, and all powers and authority conferred upon the Receiver by the provisions of 15 U.S.C. § 687c and 28 U.S.C. § 754. The officers, directors, employees, and other agents of Waterside are hereby dismissed. Such persons shall have no authority with respect to Waterside's operations or assets, except to the extent as may hereafter be expressly granted by the Receiver. The Receiver shall assume and control the operation of Waterside and shall pursue and preserve all of its claims.

3. The past and/or present officers, directors, employees, investment advisors, agents, trustees, attorneys, accountants, and employees of Waterside, as well as all those acting in their place, are hereby ordered and directed to turn over to the Receiver forthwith all books, records, documents, accounts, and all other instruments and papers of and relating to Waterside and its assets and all other assets and property of the corporation, whether real or personal. The former president of Waterside, Franklin P. Earley, and/or the former chief financial officer of Waterside, Julie Stroh, shall furnish to the Receiver a written statement within ten (10) days after the entry of this Order listing (i) the identity, location, and estimated value of all assets of

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Waterside; (ii) the names, addresses and amounts of claims of all known creditors of Waterside; and (iii) the names and addresses of all known shareholders of Waterside. Within thirty (30) days following the entry of this Order, Mr. Earley and/or Ms. Stroh shall also furnish a written report describing all of Waterside's assets. All persons having control, custody, or possession of any assets or property of Waterside are hereby directed to turn such assets and property over to the Receiver.

4. The Receiver shall promptly give notice of its appointment to all known officers, directors, agents, employees, shareholders, creditors and debtors of Waterside, as the Receiver deems necessary or advisable to effectuate the operation of the receivership. All persons and entities owing any obligation or debt to Waterside, until further ordered by this Court, shall pay all such obligations in accordance with the terms thereof to the Receiver and the receipt of such payments by the Receiver shall have the same force and effect as if Waterside had received such payments.

5. The Receiver is hereby authorized to open such Receiver's accounts at banking or other financial institutions to extend credit on behalf of Waterside, to utilize SBA personnel, and to employ such other personnel as it may deem necessary to effectuate the operation of the receivership, including, but not limited to, attorneys, accountants, and appraisers, and is further authorized to expend receivership funds to compensate such personnel in such amounts and upon such terms as the Receiver shall deem necessary and reasonable in light of the usual fees and billing practices and procedures of such personnel. The Receiver is not required to obtain Court approval prior to the disbursement of receivership funds for payments to personnel employed by the Receiver or for expenses that the Receiver deems necessary and reasonable for the orderly administration and operation of the receivership. In addition, the Receiver is authorized to

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reimburse the SBA for necessary and reasonable travel expenses incurred by SBA personnel in the establishment and administration of the receivership. The Receiver may, without further order of this Court, transfer, compromise, or otherwise dispose of any asset (including without limitation any claim), other than real estate.

6. Waterside's past or present officers, directors, employees, agents, accountants, shareholders, debtors and creditors of Waterside, and other appropriate persons (including without limitation, Waterside's portfolio of small business concerns and financial institutions doing business with Waterside and/or Waterside's portfolio of small business concerns) shall, upon reasonable notice, answer under oath to the Receiver all questions that the Receiver may put to them in compliance with the Federal Rules of Civil Procedure, and pursuant thereto shall produce any non-privileged documents as required by the Receiver regarding Waterside, or any other matter relevant to the operation or administration of the receivership or the collection of funds due to Waterside. In the event the Receiver determines it necessary to require the appearance of any of the aforementioned persons, the production of documents, information, or any other discovery concerning the assets, property or business operations of Waterside, or any other matter relevant to the operation or administration of the Receivership or the collection of funds due to Waterside, the Receiver shall make its discovery request(s) in compliance with the Federal Rules of Civil Procedure.

7. The parties or prospective parties to any and all civil legal proceedings (excluding the instant receivership proceeding, *Waterside Capital Corporation v. Businessventures.com, LLC, et al*, Case No. CL13002061-00 (Va. Cir. Ct. Virginia Beach), and *Waterside Capital Corporation v. Paul Dietrich*, case No. CL12-6115 (Va. Cir. Ct. City of Norfolk)), wherever located, including, but not limited to, arbitration proceedings, bankruptcy or foreclosure actions, default proceedings,

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or any other proceedings involving (i) Waterside, (ii) any assets of Waterside, (iii) the Receiver for Waterside, or (iv) Waterside's present or past officers, directors, employees, agents, and representatives, to the extent said civil legal proceedings involve any action taken by any of them while acting in their official capacity with Waterside, are enjoined from taking any action, including discovery, commencing, or continuing any legal proceeding of any nature without further order of this Court.

8. All civil legal proceedings (excluding the instant receivership proceeding, *Waterside Capital Corporation v. Businessventures.com, LLC, et al*, Case No. CL13002061-00 (Va. Cir. Ct. Virginia Beach), and *Waterside Capital Corporation v. Paul Dietrich*, Case No. CL12-6115 (Va. Cir. Ct. City of Norfolk)), wherever located, including arbitration proceedings, foreclosure activities, bankruptcy actions, or default proceedings involving (i) Waterside, (ii) any of assets of Waterside, (iii) the Receiver for Waterside or (iv) Waterside's present or past officers, directors, employees, agents, and representatives, to the extent said civil legal proceedings involve any action taken in their official capacity with Waterside, are stayed in their entirety, and all Courts having any jurisdiction thereof are enjoined from taking or permitting any action in such proceedings until further Order of this Court.

9. As to any claims or causes of action accrued or accruing in favor of Waterside against a third person or party, any applicable statute of limitations is tolled during the period in which the injunctions against the commencement of legal proceedings in paragraphs 7 and 8, remains in effect.

10. Waterside and its past and/or present officers, directors, employees, agents, and representatives and other persons acting in concert or participating therewith be, and they hereby are, enjoined from, either directly or indirectly, taking any actions or causing any such action to

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be taken which would dissipate the assets and/or property of Waterside to the detriment of the Receiver appointed in this case, including but not limited to destruction of corporate records, or which would violate the Small Business Investment Act of 1958, as amended, 15 U.S.C. §661, *et seq.*, or the Regulations.

11. The Receiver shall assert and protect the attorney/client privilege and work product doctrine on all applicable communications that occurred prior to the date of this Order.

12. The Receiver is authorized to borrow on behalf of Waterside, from the SBA, up to $2,000,000.00, and is authorized to cause Waterside to issue Receiver's Certificates of Indebtedness in the principal amounts of the sums borrowed, which certificates will bear interest at 10 percent per annum or less as circumstances may require, and which will have a maturity date that is 18 months after the date of issue. The Receiver's Certificates of Indebtedness shall have priority over all other debts and obligations of Waterside, excluding administrative expenses of the Receivership, whether presently existing or hereinafter incurred, including without limitation any claims of stockholders of Waterside.

13. As a result of nonperformance of certain repayments required under that Loan Agreement dated September 1, 2010, and related nonperformance in payment of certain Debentures, Waterside has not complied with the requirements of 13 C.F.R. §107.507(a) and 13 C.F.R. § 107.1810 (f)(3) of the Regulations. The Receiver, after completing its activities in accordance with this Order, may recommend that Waterside's license as an SBIC be revoked.

14. Judgment is hereby entered in favor of the United States of America, on behalf of the SBA, and against Waterside in the amount of $11,770,722.31, consisting of $11,700,000 in principal and $70,722.31 in interest through May 5, 2014, plus per diem interest accruing at the rate of $2,021.93 for each day after May 5, 2014 through the date of entry of judgment. Post-

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judgment interest shall accrue pursuant to 28 U.S.C. § 1961 from the day after the date this Order is entered.

15. Waterside's Counterclaim is dismissed with prejudice.

16. The May 28, 2014 settlement conference, the October 10, 2014 final pretrial conference and the November 4, 2014 trial are cancelled and the Clerk is directed to remove such matters from the Court's docket.

17. The Court retains jurisdiction of this matter to entertain additional motions and to enter such further orders as may be just and proper.

IT IS SO ORDERED.

ENTERED this 28th day of May, 2014.

/s/ MSD

Mark S. Davis
United States District Judge
HONORABLE MARK S. DAVIS
UNITED STATES DISTRICT JUDGE

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WE ASK FOR THIS:

UNITED STATES OF AMERICA
DANA J. BOENTE
UNITED STATES ATTORNEY

By: ______________________

Gregory D. Stefan, VSB # 40855
Assistant United States Attorney
Attorney for Plaintiff United States of America
United States Attorney's Office
101 W. Main Street, Suite 8000
Norfolk, Virginia 23510-1671
Telephone: (757) 441-6331
Facsimile: (757) 441-6689
E-mail: greg.stefan@usdoj.gov

SEEN AND NO OBJECTION:

WATERSIDE CAPITAL CORPORATION

By: ______________________

William L. Stauffer, Jr., Esq., VSB # 14208
Counsel for Defendant Waterside Capital Corporation
Williams Mullen
721 Lakefront Commons, Suite 200
Newport News, Virginia 23606
Telephone: (757) 249-7113
Facsimile: (757) 249-5109
E-mail: wstauffer@williamsmullen.com

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